EXHIBIT 99

FOR IMMEDIATE RELEASE

RPC, Inc. to Present at the Canaccord Adams 27th Annual Global Growth Conference

ATLANTA, August 7, 2007 -- RPC Incorporated (NYSE: RES) announced today that it will present at the Canaccord Adams 27th Annual Global Growth Conference on Wednesday, August 8, 2007 at 3:30 P.M. Eastern Time in Boston, MA.

The presentation will provide a corporate overview, highlight the services RPC provides and discuss the most recent published financial results. Management's remarks will be available in real time at http://www.rpc.net and a playback of the webcast will also be available on the website after the presentation.

RPC, an oil and gas services company, provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets. RPC’s oil and gas services operating business units include Cudd Pressure Control, Patterson Services and Bronco Oilfield Services. RPC’s investor Web site can be found on the Internet at http://www.rpc.net.

For more information about RPC, Inc. and/ or this presentation, please contact:

Jim Landers
V.P. Corporate Finance
404.321.2162
jlanders@rpc.net

Natasha Coleman
Investor Relations & Corporate Communications Manager
404.321.2172
ncoleman@rpc.net